EXHIBIT 32.1

       CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
          18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NASB Financial, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David H. Hancock, Chief Executive Officer of the Company, certify that, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


August 9, 2011             By: /s/ David H. Hancock
                               David H. Hancock
                               Chairman and Chief
                                 Executive Officer


A signed original of this written statement required by Section 906 has been provided to NASB Financial, Inc. and will be retained by NASB Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.